SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March 23, 2010, by and among Phreadz USA LLC., a Nevada limited liability company (“Phreadz”), Universal Database of Music USA LLC, a Nevada limited liability company (“UDM”, together with Phreadz, the “Issuers”), and Professional Capital Partners, Ltd., a British Virgin Islands company (the “Subscriber”).

WHEREAS, the Issuers and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Issuers shall issue and sell to the Subscriber, as provided herein, and the Subscriber shall purchase (i) Eighty Five Thousand Dollars ($85,000) (the “Purchase Price”) of principal amount of a promissory note of the Issuers (“Note”), a form of which is annexed hereto as Exhibit A and (ii) a right (the “Right”) to receive $85,000 of that amount of securities offered in a bona fide third party sale by the Issuers (or a Public Company (as defined below) of its equity securities (including equity or debt securities directly or indirectly convertible or exchangeable for equity securities), alone or with any debt securities in which the aggregate gross proceeds (in either cash or conversion of outstanding indebtedness or a combination thereof) received by the Issuers (or, if after a the Reorganization, the Public Company) equals or exceeds $1 million before deduction of any commissions or expenses (the “Subsequent Equity Financing”). For the avoidance of doubt, if the Subsequent Equity Financing is for units (“Units”) consisting of common stock and warrant with a purchase price per Unit equal to $1.00 per Unit, than Subscriber would receive 85,000 Units with no additional consideration due Issuers (or, if after a the Reorganization, the Public Company) from Subscriber at time of issuance. The Note and the Right are collectively referred to herein as the “Securities”;

WHEREAS, the Issuers desire to obtain funds from Subscriber in order to provide working capital, to and further the operations of the Issuers, including the consummation of a Reorganization (as defined below);

WHEREAS, to secure payment for the Note, concurrent with the Closing Date, the Issuers will grant Subscriber a first lien security interest in all of their assets pursuant to a security agreement and an intellectual property security agreement substantially in the forms attached hereto as Exhibit B and Exhibit C (the “Security Agreements”)

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Issuers and the Subscriber hereby agree as follows:

1.           Definitions. For purposes of this Agreement, the following definitions shall apply and shall be equally applicable to both the singular and plural forms of the defined terms:

(a)          “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management

(b)          “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Issuers taken as a whole.

(c)          “Public Company” shall mean is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act (i) who issues securities to the holders of outstanding limited liability company interests of the Issuers in connection with (A) a merger, acquisition, or consolidation of the Issuers into or with such company (or an Affiliate thereof), or (ii) a sale, lease, license (on an exclusive basis) or transfer by the Issuers of all or substantially all of their assets to such company (or an Affiliate thereof) and (ii) whose business operations were dormant immediately before such merger, acquisition, consolidation, sale, lease, license or transfer.

(d)          “Reorganization” shall mean the merger, acquisition, or consolidation of the Issuers into or with the Public Company (or an Affiliate thereof), or any sale, lease, license (on an exclusive basis) or transfer by the Issuers of all or substantially all of their assets to the Public Company (or an affiliate thereof), in each case which results in (a) the exchange of all limited liability company interests of the Issuers for common stock of the Public Company; (b) the conversion or exchange of the Right into in Right in the Public Company, (c) the members of the Issuers (including holders of any convertible securities in the Issuers on a fully diluted as converted basis) immediately prior to the transaction, own at least seventy-five percent (75%) of the then outstanding shares of capital stock (on a fully diluted, as-if converted basis) of the Public Company immediately after the transaction

(e)          “Transaction Documents” shall mean this Agreement, the Note, the Security Agreements and any other agreements delivered together with this Agreement or in connection herewith.

2.           Conditions To Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, the Subscriber shall purchase and the Issuers shall sell to the Subscriber a (i) Note in the principal amount designated on the signature page hereto and (ii) a Right. The aggregate amount of the Note to be purchased by the Subscriber on the Closing Date shall, in the aggregate, be equal to the Purchase Price.

3.           Closing Date. The “Closing Date” shall be the date that subscriber funds representing the net amount due the Issuers from the Purchase Price is transmitted by wire transfer or otherwise to or for the benefit of the Issuers. The consummation of the transactions contemplated herein for the Closing shall take place at the offices of Indeglia & Carney, P.C., 1900 Main Street, Suite 300, Irvine, CA 92614, upon the satisfaction of all conditions to Closing set forth in this Agreement.

4.           Subscriber’s Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Issuers that:

(a)           Organization and Standing of the Subscriber. The Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power. The Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c)           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Subscriber). The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Issuers herein.

(d)           Information on Issuers. The Subscriber has received and had the opportunity to review all documents and any other information requested from the Issuers, has been given full and complete access to information regarding the Issuers, and has utilized such access to the Subscriber’s satisfaction for the purpose of obtaining such information regarding the Issuers as the Subscriber has reasonably requested; and, particularly, the Subscriber has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Issuers concerning the terms and conditions of the offering of the Securities and to obtain any additional information, to the extent reasonably available.

(e)           Information on Subscriber. The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Issuers to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(f)           Purchase of Securities. On the Closing Date, the Subscriber will purchase the Note and the Right as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h)           Note Legend. The Note shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUERS THAT SUCH REGISTRATION IS NOT REQUIRED.”

(i)           Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Issuers. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(j)           Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and the Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer the Note unless pursuant to an effective registration statement under the 1933 Act. Notwithstanding anything to the contrary contained in this Agreement, the Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

(k)           No Governmental Review. The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(l)           Correctness of Representations. The Subscriber represents as to the Subscriber that the foregoing representations and warranties are true and correct as of the date hereof.

5.           Issuers Representations and Warranties. Each Issuer represents and warrants to and agrees with the Subscriber, on a joint and several basis, that except as otherwise qualified in the Transaction Documents:

(a)          Due Incorporation. Issuer is a limited liability duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite limited liability power to own its properties and to carry on its business. Issuer is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

(b)          Outstanding Membership Interest. All issued and outstanding limited liability company units of each Issuer has been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.

(c)          Authority; Enforceability. The Transaction Documents have been duly authorized, executed and delivered by each Issuer, as applicable, and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. Issuer has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)          Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over Issuer, nor either Issuer’s members is required for the execution by the Issuers of the Transaction Documents and compliance and performance by Issuer of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

(e)           No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of Issuer’s obligations under this Agreement and all other agreements entered into by the Issuers relating thereto by the Issuers will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) of a material nature under (A) the articles or certificate of incorporation, charter or bylaws of Issuer, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Issuers of any court, governmental agency or body, or arbitrator having jurisdiction over Issuer or over the properties or assets of Issuer or any of its Affiliates, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Issuers or any of its Affiliates is a party, by which Issuer or any of its Affiliates is bound, or to which any of the properties of Issuer or any of its Affiliates is subject, except, in the case of (C), the violation, conflict, breach, or default of which would not have a Material Adverse Effect and which would not serve as a basis for any rescission of the issuance of the Securities.

(f)           The Securities. The Securities, and any other securities issuable upon conversion or exercise thereof, upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been duly and validly authorized;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Issuers; and

(iv)           will not result in a violation of Section 5 under the 1933 Act.

(g)           Litigation. There is no pending or, to the best knowledge of the Issuers, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Issuers that would affect the execution by Issuer or the performance by the Issuers of its obligations under the Transaction Documents.

(h)           Defaults. Issuer is not in violation of its articles of organization or operating agreement. Issuer is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(i)           No General Solicitation. Neither Issuer, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

6.           Regulation D Offering. The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

7.           Assumption of Right by Public Company. In connection with the consummation of a Reorganization, the Issuers shall cause the Right to be specifically assumed by the Public Company at the closing thereof under the operative documents providing for such Reorganization.

8.           Miscellaneous.

(a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Issuers, to: (A) Phreadz USA, Inc., 63 Main Street, Flemington, NJ, 08822 Attention: Nicholas Thompson, (B) Universal Database of Music USA, Inc., 63 Main Street, Flemington, NJ, 08822 Attention: Nicholas Thompson, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto.

(b)          Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Issuers nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Issuers shall be assigned without prior notice to and the written consent of the Subscriber.

(c)          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)          Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the Supreme Court of New York, New York County, or in the United States District Court for the Southern District of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Issuers agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction. The Issuers and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 7(d) hereof, each of the Issuers, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

ISSUERS:

PHREADZ USA, LLC
a Nevada limited liability company

By:
Name:
Title:

Dated: March 23, 2010

UNIVERSAL DATABASE OF MUSIC USA, LLC
a Nevada limited liability company

By:
Name:
Title:
Dated: March 23, 2010

SUBSCRIBER	NOTE PRINCIAL

PROFESSIONAL CAPITAL PARTNERS, LTD., a British Virgin Islands company By: PCPM GP, LLC, its general partner By:	$85,000
Name:
Title:

Address:

1400 Old Country Road
Westbury, New York 11590
Facsimile: (516) 228-8083

with a copy (by facsimile only) to:

Indeglia & Carney, P.C.,
1900 Main Street, Suite 300
Irvine, CA 92614
Attention: Marc A. Indeglia, Esq.
Facsimile: (949) 861-3324

LIST OF EXHIBITS AND SCHEDULES

Exhibit A              Form of Note

Exhibit B               Security Agreement

Exhibit C               Intellectual Property Security Agreement